                                                                   EXHIBIT 10.24



                              RYKOFF-SEXTON, INC.

                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

                           FOR MARK VAN STEKELENBURG

                        (EFFECTIVE AS OF JULY 20, 1994)

                               TABLE OF CONTENTS

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                                                                      Page

ARTICLE 1. THE PLAN...................................................   1

    1.1  Establishment................................................   1
    1.2  Purpose......................................................   1

ARTICLE 2. DEFINITIONS................................................   1

    2.1  Definitions..................................................   1
         2.1.1  "Actuarial Equivalent"................................   1
         2.1.2  "Affiliate"...........................................   1
         2.1.3  "Annuity Starting Date"...............................   1
         2.1.4  "Base Compensation"...................................   1
         2.1.5  "Benefit Percentage"..................................   2
         2.1.6  "Code"................................................   2
         2.1.7  "Committee"...........................................   2
         2.1.8  "Disability"..........................................   2
         2.1.9  "Early Retirement Date"...............................   2
         2.1.10 "Effective Date"......................................   2
         2.1.11 "Employer"............................................   2
         2.1.12 "Employment Agreement.................................   2
         2.1.13 "ERISA"...............................................   2
         2.1.14 "Final Average Earnings"..............................   2
         2.1.15 "Normal Retirement Age"...............................   3
         2.1.16 "Participant".........................................   3
         2.1.17 "Plan"................................................   3
         2.1.18 "Qualified Pension Plan"..............................   3
         2.1.19 "Surviving Spouse.....................................   3
         2.1.20 "Termination of Employment"...........................   3
         2.1.21 "Year of Service".....................................   3
    2.2  Gender and Number............................................   3

ARTICLE 3. PARTICIPATION..............................................   3

    3.1  Eligibility..................................................   3
    3.2  Termination of Participation.................................   3

ARTICLE 4. RETIREMENT BENEFITS                                           4

    4.1  Normal Retirement Benefits...................................   4
    4.2  Benefits Upon Early Retirement...............................   4
    4.3  Disability Benefits..........................................   4
    4.4  Deferred Vested Benefits.....................................   5

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
    4.5  Social Security Reduction....................................   5
    4.6  Benefits upon Reemployment...................................   5

ARTICLE 5. SURVIVOR BENEFITS..........................................   6

    5.1  Death Prior to Retirement....................................   6
    5.2  Death After Commencement of Benefits.........................   6

ARTICLE 6. CLAIMS AND REVIEW PROCEDURE................................   6

    6.1  Claims Procedure.............................................   6
    6.2  Review Procedure.............................................   7

ARTICLE 7. ADMINISTRATION.............................................   7

    7.1  Administration...............................................   7
    7.2  Powers of the Committee......................................   7
    7.3  Actions of the Committee.....................................   8
    7.4  Delegation...................................................   8
    7.5  Reports and Records..........................................   8

ARTICLE 8. AMENDMENT AND TERMINATION..................................   8

    8.1  Procedures for Amending Plan.................................   8
    8.2  Termination of Plan..........................................   8

ARTICLE 9. MISCELLANEOUS..............................................   9

    9.1  No Guaranty of Employment....................................   9
    9.2  Financing of Benefits........................................   9
    9.3  Non-Alienation...............................................   9
    9.4  Taxes........................................................  10
    9.5  Applicable Laws..............................................  10
    9.6  Form of Communication........................................  10
    9.7  Captions.....................................................  10
    9.8  Severability.................................................  10
    9.9  Binding Agreement............................................  10
    9.10  Successors..................................................  10
    9.11  Facility of Payment.........................................  10

                              ARTICLE 1. THE PLAN

     1.1 Establishment. RYKOFF-SEXTON, INC. (the "Employer"), hereby establishes, effective as of July 20, 1994, a supplemental deferred compensation plan for the benefit of Mark Van Stekelenburg (the "Participant"), who is currently the President and Chief Executive Officer of the Employer. This Plan shall be known as the RYKOFF-SEXTON, INC. SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN FOR MARK VAN STEKELENBURG (the "Plan").

     1.2 Purpose. The purpose of the Plan is to encourage the Participant's continued interest in the Employer's success and to enhance his security by providing him with additional retirement and survivor benefits that will supplement his benefits under the Employer's Qualified Pension Plan.

     The Plan is intended to provide benefits for a "management or highly compensated" employee within the meaning of Sections 201, 301 and 401 of ERISA, and therefore to be exempt from the provisions of Parts 2, 3 and 4 of Title I of ERISA. Accordingly, in the event that it is determined by a court of competent jurisdiction that the Plan constitutes an employee pension benefit plan within the meaning of Section 3(2) of ERISA, which is not so exempt, the Plan shall thereafter be modified and operated and administered in such a manner as to comply with the provisions of Parts 2, 3 and 4 of Title I of ERISA, or if the Plan cannot be so modified or operated, the Plan shall terminate in accordance with Article 8 and no further benefits shall accrue hereunder.

                             ARTICLE 2. DEFINITIONS

     2.1 Definitions. Whenever used in the Plan, the following words and phrases shall have the respective meanings set forth below unless the context plainly requires a different meaning. When the defined meaning is intended, the term is capitalized.

     2.1.1 "Actuarial Equivalent" means a benefit of equal value computed by using the applicable actuarial assumptions and factors stated for the applicable purpose in the Qualified Pension Plan, as in effect on the effective date of a determination.

     2.1.2 "Affiliate" means John Sexton & Co., Tone Brothers, Inc. or any other business entity that is owned by the Employer or a member of a "related group" (as that term is defined in the Qualified Pension Plan) with the Employer.

     2.1.3 "Annuity Starting Date" means that term as defined in Article X of the Qualified Pension Plan, except that Annuity Starting Date shall relate to the commencement of benefits under this Plan.

     2.1.4 "Base Compensation" means the total annual base salary paid by the Employer to or on behalf of the Participant, including any salary reduction contributions to (a) any Employer-sponsored plan that includes a cash-or-deferred arrangement under Code

Section 401(k), (b) any other plan of deferred compensation sponsored by the Employer, or (c) any Employer-sponsored "cafeteria plan" under Code Section 125.

     Base Compensation shall not take into account any reimbursed expenses, benefits paid under any Employer-sponsored welfare benefit plan, credits or benefits under any plan of deferred compensation (including this Plan) attributable to Employer contributions, any additional cash incentive compensation under the Senior Executive Incentive Plan or such other management incentive program or arrangement approved by the Board, compensation payable in a form other than cash or any termination payments under the Employment Agreement.

     2.1.5 "Benefit Percentage" means sixty percent (60%), reduced by three percent (3%) for each Year of Service of the Participant less than twenty (20), determined as of the date of the Participant's Termination of Employment.

     2.1.6 "Code" means the Internal Revenue Code of 1986, as it has been and may be amended from time to time.

     2.1.7 "Committee" means the Advisory Committee from time to time appointed by the Board of Directors of the Employer pursuant to its Qualified Pension Plan. The Committee shall be this Plan's named fiduciary.

     2.1.8 "Disability" shall have the meaning set forth in the Employment Agreement.

     2.1.9 "Early Retirement Date" means the date on which the Participant has both attained age fifty-five (55) and completed five (5) Years of Service with the Employer; provided, however, that he has not attained Normal Retirement Age.

     2.1.10  "Effective Date" means July 20, 1994, with respect to this Plan.

     2.1.11  "Employer" means Rykoff-Sexton, Inc., a Delaware corporation.

     2.1.12 "Employment Agreement" means the written employment agreement between the Employer and the Participant dated as of July 20, 1994, and any written modifications to such agreement agreed to by the parties from time to time.

     2.1.13 "ERISA" means the Employee Retirement Income Security Act of 1974, as it has been and may be amended from time to time.

     2.1.14 "Final Average Earnings" means the Participant's aggregate Base Compensation plus any cash incentive compensation paid by the Employer during the thirty-six (36) consecutive complete months ending on or immediately before the date of the Participant's Termination of Employment, divided by the number three (3).

     2.1.15  "Normal Retirement Age" means age sixty (60).

     2.1.16 "Participant" means Mark Van Stekelenburg, an executive employee of the Employer.

     2.1.17 "Plan" means the "Rykoff-Sexton, Inc. Supplemental Executive Retirement Plan for Mark Van Stekelenburg", as set forth herein and as amended or restated from time to time.

     2.1.18 "Qualified Pension Plan" means the Rykoff-Sexton, Inc. Pension Plan, as amended or restated from time to time, which is a defined benefit pension plan sponsored by the Employer and is intended to be qualified under Code Section 401(a).

     2.1.19 "Surviving Spouse" means the Participant's surviving spouse to whom he has been continuously married for at least one (1) year prior to the date of his death.

     2.1.20 "Termination of Employment" means the Participant's ceasing to be employed by the Employer or any Affiliate for any reason whatsoever, voluntary or involuntary, other than by reason of his death or an approved leave of absence.

     2.1.21 "Year of Service" means a "Year of Vesting Service," as defined in the Qualified Pension Plan including a Year of Service with any Affiliate and all Years of Service earned by the Participant as an employee of the Employer or an Affiliate before and after the Effective Date.

     2.2 Gender and Number. Except as otherwise clearly indicated by context, masculine terminology used herein also includes the feminine and neuter, and terms used in the singular may also include the plural.

                            ARTICLE 3. PARTICIPATION

     3.1 Eligibility. The Participant shall automatically commence participation in the Plan as of the Effective Date; provided, however, that unless the Participant is credited with five (5) Years of Service, no benefit shall be payable to him; and provided further, however, regardless of the Participant's Years of Service, in the event of his death a benefit shall be payable to his Surviving Spouse under the Plan.

     3.2 Termination of Participation. Participation in the Plan shall continue as long as the Participant is eligible to receive benefits under the Plan.

                         ARTICLE 4. RETIREMENT BENEFITS

     4.1  Normal Retirement Benefits.

     (a) If the Participant's Termination of Employment occurs on or after the date on which he has attained Normal Retirement Age and has completed five (5) Years of Service, the Employer shall pay to the Participant, in monthly payments, an annual benefit equal to: (i) the product of (I) the Participant's Final Average Earnings multiplied by (II) his

Benefit Percentage; reduced by (ii) the accrued benefit the Participant would be entitled to receive on an annual basis under the Qualified Pension Plan, assuming the Participant elected to commence receiving a straight life annuity form of benefit under the Qualified Pension Plan, as of the Annuity Starting Date for commencement of his benefits under this Plan.

     (b) Payments under this Section 4.1 shall commence on the first day of the month coincident with or next following the Participant's Termination of Employment and shall continue on the first day of each month thereafter during the Participant's lifetime, unless the Participant is reemployed by the Employer or an Affiliate.

     4.2  Benefits Upon Early Retirement.

     (a) If the Participant's Termination of Employment occurs before he attains Normal Retirement Age, but on or after the date on which he has reached his Early Retirement Date, the Employer shall pay to the Participant a benefit equal to the retirement benefit payable at Normal Retirement Age under Section 4.1, determined as of the date of his Termination of Employment, and reduced by one-half of one percent (0.5%) for each month that the date of commencement of benefits under this paragraph 4.2 precedes the Participant's attainment of his Normal Retirement Age.

     (b) Payments under this Section 4.2 shall commence on the first day of the month coincident with or next following the Participant's Termination of Employment and shall continue on the first day of each month thereafter during the Participant's lifetime, unless the Participant is reemployed by the Employer or an Affiliate.

     4.3  Disability Benefits.

     (a) If the Participant's Termination of Employment is caused by his Disability and occurs after his completion of one (1) but less than ten (10) Years of Service, the Employer shall pay to the Participant a benefit equal to the retirement benefit described in Section 4.1, determined (i) as of the date of his Termination of Employment, (ii) by using a Benefit Percentage equal to thirty percent (30%), and (iii) without any reduction for early commencement of benefits.

     (b) If the Participant's Termination of Employment is caused by his Disability and occurs on or after the Participant has been credited with ten
(10) or more Years of Service, the Employer shall pay to the Participant a benefit equal to the retirement benefit described in Section 4.1, determined (i) as of the date of his Termination of Employment, and (ii) without any reduction for early commencement of benefits.

     (c) Payments under this Section 4.3 shall commence on the first day of the month coincident with or next following the end of the salary continuation period for the Participant under any noninsured salary continuation plan or arrangement payable upon the Participant's Disability either provided by the Employer or included in the Employment Agreement, and shall continue on the first day of each month thereafter for the Participant's lifetime, unless the Participant is reemployed by the Employer or an Affiliate.

     4.4  Deferred Vested Benefits.

     (a) If the Participant's Termination of Employment occurs prior to his Early Retirement Date, but after he has completed five (5) Years of Service, he shall receive a deferred retirement benefit commencing immediately after his Early Retirement Date, equal to the Actuarial Equivalent of his retirement benefit payable at Normal Retirement Age under Section 4.1, determined as of the date of his Termination of Employment.

     (b) Payments under this Section 4.4 shall commence on the first day of the month coincident with or next following the Participant's Early Retirement Date and shall continue on the first day of each month thereafter during the Participant's lifetime, unless the Participant is reemployed by the Employer or an Affiliate.

     4.5 Social Security Reduction. Benefits payable to the Participant under Sections 4.1, 4.2, 4.3 and 4.4 shall be reduced by the amount of unreduced primary (not family) annual retirement benefits under the United States Social Security Act that the Participant is paid ("Social Security benefits").

     4.6 Benefits upon Reemployment. If the Participant is reemployed by the Employer or an Affiliate, any benefits in pay status shall be discontinued until the Participant again terminates employment. If a Participant receives a benefit under the Plan and again becomes a Participant, his retirement benefit on his subsequent Termination of Employment shall be reduced by the Actuarial Equivalent of the payments previously made to him.

                          ARTICLE 5. SURVIVOR BENEFITS

     5.1 Death Prior to Retirement. If the Participant dies prior to his Annuity Starting Date, his Surviving Spouse (if any) shall be eligible for survivor benefits from the Employer. Such benefits shall be payable monthly by the Employer until the Surviving Spouses's death. The Surviving Spouse benefit under this provision shall equal sixty percent (60%) of the Participant's retirement benefit payable at Normal Retirement Age under Section 4.1 determined
(a) as if the Participant had a Termination of Employment upon his death, and
(b) without a reduction for the Participant's accrued benefit under the Qualified Pension Plan. Pre-retirement survivor payments under this Plan will be reduced by the monthly survivor benefit actually paid to the Surviving Spouse under the Qualified Pension Plan.

     5.2 Death After Commencement of Benefits. If the Participant dies after his Annuity Starting Date, the Employer shall pay to the Participant's Surviving Spouse (if any) post-retirement survivor benefits. Such benefits shall be payable monthly by the Employer until the Surviving Spouse's death. The Surviving Spouse benefit shall equal sixty percent (60%) of the retirement benefit received by the Participant pursuant to the applicable provision of this Plan; provided, however, that, for purposes of this provision, the Participant's retirement benefit shall not be reduced by his accrued benefit under the Qualified Pension Plan. Post-retirement survivor benefit payments under this Plan will be reduced by the monthly guaranteed payments or survivor benefits actually paid to the Surviving Spouse under the Qualified Pension Plan.

                     ARTICLE 6. CLAIMS AND REVIEW PROCEDURE

     6.1 Claims Procedure. If the Participant or, in the event of his death, his Surviving Spouse (either hereinafter referred to as the "Claimant") is not for any reason paid all or a portion of an expected benefit under this Plan he or she may file a claim with the Committee. The Committee shall notify the Claimant, within ninety (90) days of receipt of the claim, of the Committee's allowance or denial of the claim. The notice of the Committee's decision shall be in writing, signed by the Claimant, sent by mail to the Claimant's last known address and, if a denial of all or a portion of the claim, shall set forth:

          (a) the specific reasons for the denial;

          (b) specific reference to the provisions of the Plan on which the denial is based;

          (c) if applicable, a description of any additional information or material necessary to perfect the claim, and an explanation of why it is needed; and

          (d) an explanation of the Plan's claims review procedure, including the names of members of the Committee and the name and address of the Committee member to whom any petition for review should be directed.

          If the Committee determines that special circumstances require additional time to make a decision, the Committee shall notify the Claimant (within the 90-day period for the Committee's response) of the circumstances and the date by which a decision is expected, and may extend the response period for up to an added 90-day period.

     6.2 Review Procedure. If a Claimant is determined by the Committee to be ineligible for benefits, or if the Claimant believes that he or she is entitled to greater or different benefits, the Claimant shall have the opportunity to appeal the Committee's determination by filing a petition for review with the Committee within sixty (60) days after receipt of the notice of decision issued by the Committee. The petition shall be in writing signed by the Claimant and shall state the specific reasons why the Claimant believes he or she is entitled to benefits or to greater or different benefits.

          Within sixty (60) days after receipt by the Committee of the petition, the Committee shall afford the Claimant (and an authorized representative, if any) an opportunity to present his or her position to the Committee orally or in writing, and the Claimant (or an authorized representative) shall have the right to review the pertinent documents. The Committee shall notify the Claimant of its decision in writing within the 60-day period, stating specifically the basis of its decision (written in a manner calculated to be understood by the Claimant) and the specific provisions of the Plan on which the decision is based. If, because of the need for a hearing, the 60-day period is not sufficient, the decision may be deferred for up to another 60-day period at the election of the Committee, but notice of this deferral shall be given to the Claimant.

                           ARTICLE 7. ADMINISTRATION

     7.1 Administration. Except as otherwise provided herein, the Plan shall be administered by the Committee. The Employer shall bear all costs of the Plan.

     7.2 Powers of the Committee. The Committee shall have sole authority over administration of the Plan and all powers necessary to administer the Plan, including, without limitation, authority and powers:

          (a) to construe and interpret the provisions of the Plan;

          (b) to establish rules for the administration of the Plan and to prescribe any forms required to administer the Plan; and

          (c) to determine the Participant's eligibility for benefits under the Plan and the amount of benefits payable to the Participant or, in the event of his death, his Surviving Spouse (if any).

     7.3 Actions of the Committee. All determinations, interpretations, rules, and decisions of the Committee shall be conclusive and binding upon all persons having or claiming to have any interest or right under the Plan.

     7.4 Delegation. The Committee shall have the power to delegate specific duties and responsibilities to officers or other employees of the Employer or other individuals or entities. Any delegation by the Committee may allow further delegations by the individual or entity to whom the delegation is made. Any delegation by the Committee may be rescinded at any time. Each person or entity to whom a duty or responsibility has been delegated shall be responsible for the exercise of such duty or responsibility and shall not be responsible for any act or failure to act of any other person or entity.

     7.5 Reports and Records. The Committee and those to whom they have delegated duties under the Plan shall keep records of all their proceedings and actions and shall maintain books of account, records and other data as shall be necessary for the proper administration of the Plan and for compliance with applicable law.

                      ARTICLE 8. AMENDMENT AND TERMINATION

     8.1  Procedures for Amending Plan.

          (a) The Employer may not amend, suspend or terminate the Plan, in full or in part, at any time without the written consent of the Participant. Any action to amend, suspend or terminate the Plan may only be taken by resolution of the Board of Directors of the Employer.

          (b) No amendment, suspension or Plan termination after the death of the Participant, shall adversely affect the rights of the Surviving Spouse who is then entitled to receive payments under the Plan as a result of the previous occurrence of the Participant's death.

          (c) Any amendment, suspension or termination documents shall be filed with the Plan documents, and written notice thereof given the Participant or, in the event of his death, his Surviving Spouse.

     8.2 Termination of Plan. In the event of Plan termination, the Employer may elect to accelerate payments of the Actuarial Equivalent value of all plan benefits previously accrued (whether or not commenced) either in a cash lump sum payable within sixty (60) days from the Plan termination date or, in the sole discretion of the Employer, in sixty (60) equal monthly installments commencing within that 60-day period, with interest at the Actuarial Equivalent rate applicable to Qualified Pension Plan termination payments, compounded annually.

                            ARTICLE 9. MISCELLANEOUS

     9.1 No Guaranty of Employment. The adoption and maintenance of the Plan shall not be deemed to be a contract of employment between the Employer and the Participant. Nothing contained herein shall give the Participant the right to be retained in the employ of the Employer or to interfere with the right of the Employer to discharge the Participant at any time, nor shall it give the Employer the right to require the Participant to remain in its employ or to interfere with the Participant's right to terminate employment at any time.

     9.2 Financing of Benefits. Benefits payable under the Plan to the Participant or, in the event of his death, to his Surviving Spouse shall be paid by the Employer from its general assets. The rights of the Participant, or his Surviving Spouse, to benefits under the Plan shall be solely those of an unsecured creditor of the Employer.

          (a) The Employer in its discretion may apply for and procure as owner and for its own benefit, insurance on the life of the Participant, in such amounts and in such forms as the Employer may choose. The Participant shall have no interest whatsoever in any such policy or policies, but at the request of the Employer shall submit to medical examinations and supply such information and execute such documents as may be required by the insurance company or companies to whom the Employer has applied for insurance. Any insurance policy on the life of the Participant or other assets acquired by or held by the Employer (whether or not held in trust) shall not be deemed to be held as security for the performance of the Plan obligations of the Employer but shall be, and remain, a general, unpledged, and unrestricted asset of the Employer.

          (b) The Employer may establish a trust to facilitate management of any life insurance or other assets which may be used to pay Plan benefits, but the assets of any such trust shall remain subject to the claims of the Employer's general creditors, and neither the Participant, nor his Surviving Spouse or estate, shall have the right to any of such assets, except in their capacity as unsecured general creditors of the Employer. To the extent that any of the benefits accrued for the Participant under this Plan are paid to the Participant or his Surviving Spouse by the trustee of such a trust, the Employer's obligation to pay that portion of the Participant's benefits under this Plan shall be discharged to the extent of the trustee's payment.

     9.3 Non-Alienation. No benefit payable at any time under this Plan shall be subject in any manner to alienation, sale, transfer, assignment, pledge, attachment or encumbrance of any kind.

     9.4 Taxes. The Employer shall deduct, from all payments to be made hereunder, all applicable federal and state taxes required by law to be withheld from the payments.

     9.5 Applicable Laws. The Plan and all rights hereunder shall be governed by and construed according to the laws of the State of California, except to the extent such laws are preempted by the laws of the United States of America.

     9.6 Form of Communication. Any election, application, claim, notice or other communication required or permitted to be made by the Participant or, in the event of his death, his Surviving Spouse to the Committee shall be made in writing and in such form as the Committee shall prescribe. Such communication shall be effective upon mailing, if sent by first class mall, postage pre-paid, and addressed to the Employer's principal offices at Los

Angeles, California, to the attention of the "Pension Advisory Committee" or one of its members.

     9.7 Captions. The captions at the head of the Articles and Sections of this Plan are designed for convenient reference only and are not to be used for the purpose of interpreting any provision of this Plan.

     9.8 Severability. The invalidity of any portion of this Plan shall not invalidate the remainder thereof, and in any such case the remainder shall continue in full force and effect, to the extent that any purposes of the Plan may still be carried out.

     9.9 Binding Agreement. The provisions of this Plan shall be binding upon the Participant, his Surviving Spouse and his, her and their heirs and personal representatives.

     9.10 Successors. The Employer shall require any successor (whether direct or indirect, by purchase, merger, consolidation, reorganization or otherwise) to all or substantially all of the business and/or assets of the Employer expressly to assume and to agree to perform this Plan in the same manner and to the same extent the Employer would be required to perform if no such succession had taken place. This Plan shall be binding upon and inure to the benefit of the Employer and any successor of or to the Employer, including without limitation any persons acquiring directly or indirectly all or substantially all of the business and/or assets of the Employer whether by sale, merger, consolidation, reorganization or otherwise (and such successor shall thereafter be deemed the "Employer" for the purposes of this Plan), and the heirs, beneficiaries, executors and administrators of the Participant.

     9.11 Facility of Payment. Whenever and as often as Participant or, in the event of his death, his Surviving Spouse entitled to payments hereunder shall be under a legal disability or, in the sole judgment of the Committee, shall otherwise be unable to apply such payments to his own best interests and advantage, the Committee in the exercise of its discretion may direct all or any portion of such payments to be made in any one or more of the following ways:
(a) directly to him; (b) to his legal guardian or conservator; or (c) to his spouse or to any other person, to be expended for his benefit; and the decision of the Committee, shall in each case be final and binding upon all persons in interest.

          IN WITNESS WHEREOF, and pursuant to a duly adopted resolution of the Employer's Board of Directors, the Employer has caused this instrument to be executed by its duly authorized officers as of the Effective Date.


Attest:                       RYKOFF-SEXTON, INC.


/s/ Neil I. Sell                    By:/s/ Richard J. Martin
- -----------------------                -------------------------
Neil I. Sell, Secretary             Richard J. Martin
                              Its:  Senior Vice President - Chief
                                    Financial Officer

                                   AMENDMENT
                                       TO
                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
                           FOR MARK VAN STEKELENBURG

                        (EFFECTIVE AS OF JUNE 19, 1995)

     The Rykoff-Sexton Supplemental Executive Retirement Plan for Mark Van Stekelenburg is hereby amended as follows:


     . Article 2.1.14, entitled, "Final Average Earnings" is amended to read in full as follows:

               ""Final Average Earnings" means the Participant's aggregate Base Compensation plus any cash incentive compensation paid by the Employer during the thirty-six (36) consecutive complete months ending on or iminediately before the date of the Participant's Termination of Employment, divided by the number three (3). For this purpose cash compensation includes the amount of any cash compensation converted to Converted Shares under the Rykoff-Sexton Convertible Award Plan (Officer and Key Employee Edition)."

     .  Article 2.1.22 is added to read as follows:

               ""Trust" shall mean the trust established pursuant to that certain Master Trust Plan Agreement for Rykoff-Sexton, Inc. Executive Deferrals Plan, dated as of October 1, 1995, between the Company and the trustee named therein, as it may be amended from time to time."

     . Article 9.2, entitled "Financing of Benefits" shall be deleted and the following shall be inserted in its place:

               "9.2(a) Establishment of the Trust. The Employer shall establish the Trust and shall at least annually transfer over to the Trust such assets as the Employer determines, in its sole discretion, are necessary to provide, on a present value basis, for their respective future liabilities created with respect to the aggregate benefit accruals of the Participant.

               9.2(b) Interrelationship of the Plan and the Trust. The provisions of the Plan and the Plan Agreement shall govern the rights of the Participant to receive distributions pursuant to the Plan. The provisions of the Trust shall govern the rights of the Employer, Participant and the creditors of the Employer to the assets transferred to the Trust. The Employer shall at all times remain liable to carry out its obligations under the Plan.

               9.2(c) Distributions From the Trust. The Employer's obligations under the Plan may be satisfied with Trust assets distributed pursuant to the terms of the Trust, and any such distribution shall reduce the Employer's obligations under this Agreement.

               9.2(d) Unsecured General Creditor. The Participant and his Surviving Spouse, beneficiaries, heirs, successors and assigns shall have no legal or equitable rights, interests or claiins in any property or assets of the Employer. For purposes of the payment of benefits under this Plan, any and all of the Employer's assets shall be, and remain, the general, unpledged unrestricted assets of the Employer. The Employer's obligation under the Plan shall be merely that of an unfunded and unsecured promise to pay money in the future.

               9.2(e) Employer's Liability. The Employer's liability for the payment of benefits shall be defined only by the Plan and the Plan Agreement, as entered into between the Employer and the Participant. The Employer shall have no obligation to the Participant under the Plan except as expressly provided in the Plan and his Plan Agreement.

               9.2(f) Insurance on Participant's Life. The Trust in its discretion may apply for and procure as owner for its own benefit, insurance on the life of the Participant, in such amounts and in such forms as the Trust may choose. The Participant shall have no interest whatsoever in any such policy or policies, but at the request of the Employer shall submit to medical examinations and supply such information and execute such documents as may be required by the insurance company or companies to whom the Trust has applied for insurance."

          IN WITNESS WHEREOF, and pursuant to a duly adopted resolution of the Employer's Board of Directors, the Employer has caused this Amendment to be executed by its duly authorized officers as of June 19, 1995.


Attest:                       RYKOFF-SEXTON, INC.


/s/ Neil I. Sell              By:   /s/ Richard J. Martin
- -----------------------             -----------------------------
Neil I. Sell, Secretary             Richard J. Martin
                              Its:  Senior Vice President - Chief
                                    Financial Officer